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                                                                    EXHIBIT 99.1

For More Information:
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Mark S. Peterson
Vice President of Public Relations
InfoSpace, Inc.
206-357-4000
mark@go2net.com
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Dino Christofilis
Senior Vice President of Investor Relations
InfoSpace, Inc.
206-357-4000
dino@go2net.com
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            InfoSpace and Go2Net Complete Merger, Creating Global
                     Infrastructure Technology Powerhouse

BELLEVUE, WA --October 12, 2000 - InfoSpace, Inc. (Nasdaq: INSP), a leading global provider of cross-platform merchant and consumer infrastructure services on wireless and other platforms, and Go2Net, Inc. (Nasdaq: GNET), one of the Internet's leading providers of applications and technology infrastructure for both narrowband and broadband devices, today announced the completion of their merger.

Shareholders of both companies today formally approved the merger agreement, which was initially announced on July 26, 2000. The merger takes effect immediately, creating the Internet's leader in wireless and broadband infrastructure technologies, positioned to deliver an integrated platform of infrastructure services and applications for today's rapidly converging media, including PCs, TVs, PDAs, pagers, cellular phones and other Internet appliances. The new company assumes the InfoSpace, Inc. name, and is structured into four areas of focus: Wireless; Consumer; Merchant; and Broadband. Under the merger agreement, InfoSpace will issue 1.82 shares of its common stock for each outstanding share of and option to purchase Go2Net common stock, and the combined company will trade as InfoSpace (Nasdaq: INSP).
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"We are very excited about completing our merger with Go2Net," said Arun Sarin,
CEO of InfoSpace. "Not only are we marrying technologies and partnerships that will create the most robust, integrated platform of services in the industry, but we are also bringing together a world-class management team, which will accelerate the pace of our technology development and global distribution plans. By combining forces, we are in position to deliver additional premium services and infrastructure technologies to our considerable base of existing partners, while opening significant new opportunities with additional organizations."

"This merger combines two companies with unusually strong and complementary visions, massive distribution, highly scalable business models, and substantial revenues - all of which positions us exceptionally well for immediate and long-term leadership," said Russell C. Horowitz, president of InfoSpace. "InfoSpace is now strategically positioned like never before to fully leverage the tremendous opportunities that exist in wireless, consumer services, merchant services, and broadband."

Executive management team introduced

Arun Sarin continues as CEO, in addition to heading the company's wireless services. Russell C. Horowitz is now president of InfoSpace, and will direct the company's business operations and oversee the four business areas of focus. Naveen Jain will remain chairman and chief strategist, focusing on InfoSpace's strategic direction and emerging markets. John Keister, Go2Net president and co-founder, will serve as InfoSpace's executive vice president of consumer services. InfoSpace veteran Chris Matty will serve as InfoSpace's executive vice president of merchant services, while Michael Riccio, Go2Net chief operating officer, will assume the role of InfoSpace's executive vice president of broadband services.


About InfoSpace, Inc.

InfoSpace, Inc. is a leading infrastructure services company, delivering an end-to-end integrated platform of applications and technologies for today's rapidly converging media platforms

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including narrowband and broadband PCs, TVs, PDAs, pagers, cellular phones and other Web appliances. InfoSpace's affiliates include a network of wireless and other non-PC devices including PCs, cellular phones, pagers, screen telephones, television set-top boxes, online kiosks, and personal digital assistants. These include relationships with AT&T Wireless, Intel, Ericsson, Nokia, Mitsui and Acer America. InfoSpace's affiliate network also consists of more 3,100 Web sites that include AOL, Microsoft, Disney's GO Network, NBC's Snap, Lycos, DoubleClick and ABC LocalNet, among others.


This release contains forward-looking statements relating to the development of the Company's products and services and future operating results that are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. The words "believe," "expect," "intend," "anticipate," variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. These statements are not guarantees of future performance and are subject to certain risks, uncertainties and assumptions that are difficult to predict. Factors that could affect the Company's actual results include the progress and costs of the development of our products and services and the timing of market acceptance of those products and services. A more detailed description of certain factors that could affect actual results include, but are not limited to, those discussed in InfoSpace's Annual Report on Form 10-K, in the section entitled "Factors Affecting InfoSpace's Operating Results, Business Prospects and Market Price of Stock Risk Factors." Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. InfoSpace undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date of this release or to reflect the occurrence of unanticipated events.

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